MONEYLOGIX INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

12 MARCH 2008

MONEYLOGIX INC.
(A Development Stage Company)
12 MARCH 2008
CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS
Balance Sheet	2
Statement of Operations	3
Statement of Stockholders' Deficit	4
Notes to the Financial Statements	5 - 9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MoneyLogix Inc.

We have audited the accompanying balance sheet of MoneyLogix Inc. (a Development Stage Company) as of 12 March 2008 and the related statements of operations and stockholders' deficit for the period from the date of inception (7 December 2007) to 12 March 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MoneyLogix Inc. (A Development Stage Company) as of 12 March 2008 and the related statements of operations and stockholders' deficit for the period from the date of inception (7 December 2007) to 12 March 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has operating losses, is in the development stage with no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DNTW Chartered Accountants, LLP

Markham, Canada
12 March 2008

MONEYLOGIX INC.
(A Development Stage Company)
BALANCE SHEET
AS AT 12 MARCH
(Expressed in United States Dollars)

	Note	2008
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accrued liabilities		$5,000
Total Liabilities		5,000
Stockholders' Deficit
Capital stock, $.001 par value; 100,000,000 shares authorized; 100,000,000 issued and outstanding	5	100,000
Stock subscription receivable		(18,400)
Deficit accumulated during the development stage		(86,600)
Total Stockholders' Deficit		(5,000)
Total Liabilities and Stockholders' Deficit		$-

The accompanying notes are an integral part of these financial statements.

MONEYLOGIX INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM THE DATE OF INCEPTION
 (7 DECEMBER 2007) TO 12 MARCH 2008
(Expressed in United States Dollars)

EXPENSES
Professional fees	$5,000
Stock based compensation	81,600
TOTAL OPERATING EXPENSES	86,600
NET LOSS	$(86,600)
LOSS PER WEIGHTED NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	$0.00
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	100,000,000

The accompanying notes are an integral part of these financial statements.

MONEYLOGIX INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM THE DATE OF INCEPTION
 (7 DECEMBER 2007) TO 12 MARCH 2008
(Expressed in United States Dollars)

	Common Stock
	Shares	Amount	Additional Paid In Capital	Stock Subscription Receivable	Deficit Accumulated During The Development Stage	Total Stockholders' Deficit
Issuance of common stock for services	81,600,000	$81,600	$-	$-	$-	$81,600
Issuance of common stock	18,400,000	18,400	-	(18,400)	-	-
Net loss	-	-	-	-	(86,600)	(86,600)
Balance, 29 February 2008	100,000,000	$100,000	$-	$(18,400)	$(86,600)	$(5,000)

The accompanying notes are an integral part of these financial statements.

MONEYLOGIX INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM THE DATE OF INCEPTION
(7 DECEMBER 2007) TO 12 MARCH 2008
(Expressed in United States Dollars)

1.  NATURE OF OPERATIONS AND ORGANIZATION

Nature of Operations

MoneyLogix Inc. ("MoneyLogix") was incorporated in the state of Delaware on 7 December 2007. The Company is a development stage company that is currently developing plans to strategically acquire financial service companies whose businesses and markets served would complement each other.

2.  BASIS OF PRESENTATION

The Company has earned limited revenues from limited principal operations and accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7 “). Among the disclosures required by SFAS No. 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operation and comprehensive loss, stockholders' deficit disclose activity since the date of the Company's inception.

3.  GOING CONCERN

These financial statements have been prepared assuming the Company will continue on a going-concern basis. The Company has incurred losses since inception and the ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing to provide continuation of the Company’s operations. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing.

There can be no assurance that the Company will be able to continue to raise funds, in which case the Company may be unable to meet is obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in these financial statements.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

MONEYLOGIX INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM THE DATE OF INCEPTION
(7 DECEMBER 2007) TO 12 MARCH 2008
(Expressed in United States Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Presented below are those policies considered particularly significant:

Fair Value of Financial Instruments

The Company's financial instruments consist of accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Earnings or Loss Per Share

The Company accounts for earnings per share pursuant to SFAS No. 128, Earnings per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common stock outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

There were no dilutive financial instruments for the period from inception (7 December 2007) to 12 March 2008.

MONEYLOGIX INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM THE DATE OF INCEPTION
(7 DECEMBER 2007) TO 12 MARCH 2008
(Expressed in United States Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued.

Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes, which is an interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after 15 December 2006. Management believes the adoption of this pronouncement will not have a material impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, Defining Fair Value Measurement ("SFAS No. 157"), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after 15 November 2007. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 requires that public companies utilize a "dual-approach" to assessing the quantitative effects of financial misstatements. This dual approach includes both an income statement focused assessment and a balance sheet focused assessment. The guidance in SAB 108 must be applied to annual financial statements for fiscal years ending after 15 November 2006. Management believes the adoption of this pronouncement will not have a material impact on the Company's financial statements.

MONEYLOGIX INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM THE DATE OF INCEPTION
(7 DECEMBER 2007) TO 12 MARCH 2008
(Expressed in United States Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In December 2006, the FASB issued FASB Staff Position Emerging Issues Task Force ("FSP EITF") 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after 15 December 2006 and interim periods within those fiscal years. The adoption of FSP 00-19-2 is not expected to have a material impact on the Company’s financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after 15 November 2007. The adoption of SFAS No. 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 141 (R) Business Combinations. SFAS 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after 15 December 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company's financial statements.

5.  CAPITAL STOCK

On 7 December 2007, the Company issued 81,600,000 common stock to a founding shareholder for services related to the incorporation of the Company valued at $81,600.

On 7 December 2007, the Company issued 14,400,000 common stock to various individuals for $14,400. As of 12 March 2008 the proceeds had not been received and accordingly are classified as stock subscription receivable in the statement of stockholders' deficit .

MONEYLOGIX INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM THE DATE OF INCEPTION
(7 DECEMBER 2007) TO 12 MARCH 2008
(Expressed in United States Dollars)

6.   SUPPLEMENTAL CASH FLOW INFORMATION

During the period from inception to 12 March 2008, there were no interest or taxes paid by the Company.

On 7 December 2007, the Company issued 81,600 common stock to a founding shareholder for services related to the incorporation of the Company.

7.  INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109. SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated.

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

The Company has income tax losses available to be applied against future years income as a result of the losses incurred since inception. However, due to the losses incurred in the period and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for income tax losses available for carryforward.